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                                                                    EXHIBIT 23.3


                     [SPROULE ASSOCIATES INC. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the incorporation in this Registration Statement on Form S-1 of our reserve report regarding the interest of Coho Energy, Inc. (the Company) dated January 28, 1999, relating to estimated quantities of certain of the Company's proved reserves of oil and gas included in the company's annual report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Reserves" and "Engineers" in such Registration Statement.



/s/ SPROULE ASSOCIATES INC.

SPROULE ASSOCIATES INC.

Geological and Petroleum Engineering Consultants


Denver, Colorado
February 4, 2000